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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EnergySouth, Inc. on Form S-8 of our report dated November 6, 2002, appearing in the Annual Report on Form 10-K of EnergySouth, Inc. for the year ended September 30, 2002.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia


March 10, 2003